Registration No. 333-125901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AVANEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3285348
(State of incorporation)	(I.R.S. Employer Identification Number)

Avanex Corporation

40919 Encyclopedia Circle

Fremont, California

(510) 897-4188

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark Weinswig

Interim Chief Financial Officer

AVANEX CORPORATION

40919 Encyclopedia Circle

Fremont, California

(510) 897-4188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-3 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of this Post-Effective Amendment No. 2 to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 17, 2008.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG
Mark Weinswig
Vice President, Finance and Treasurer and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Giovanni Barbarossa and Mark Weinswig, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ GIOVANNI BARBAROSSA Giovanni Barbarossa	Interim Chief Executive Officer (Principal Executive Officer)	September 17, 2008

/s/ MARK WEINSWIG Mark Weinswig	Interim Chief Financial Officer (Principal Financial Officer and Accounting Officer)	September 17, 2008

/s/ VINTON CERF Vinton Cerf	Director	September 17, 2008

/s/ GREG DOUGHERTY Greg Dougherty	Director	September 17, 2008

/s/ JOEL A. SMITH III Joel A. Smith III	Director	September 17, 2008

/s/ PAUL SMITH Paul Smith	Director	September 17, 2008

/s/ SUSAN WANG Susan Wang	Director	September 17, 2008

/s/ DENNIS WOLF Dennis Wolf	Director	September 17, 2008